Exhibit 99.2

GD Culture Group’s Portfolio Company DigiTrax Unveils New AI Music Training Model License
for Publishers, Composers, Producers, and Beatmakers

NEW YORK, December 1, 2023 (GLOBE NEWSWIRE) -- GD Culture Group Limited (“GDC” or the “Company”) (Nasdaq: GDC), a Nevada holding company conducting business through its subsidiary AI Catalysis Corp. (“AI Catalysis”), today announced that its portfolio company, DigiTrax Entertainment, Inc., (“DigiTrax”), a music company at the forefront of transforming the music industry by pioneering the use of artificial intelligence (AI) solutions, unveiled new AI Music Training Model License offered in its patented AI platform KR38R LAB’s Artist and Label Services. This license is exclusively available to music publishers, composers, producers, and beatmakers.

The AI Music Training Model License unlocks innovative AI-driven creative possibilities. Grounded in DigiTrax’s seven patented AI-powered music composition technologies and solid music theory foundations, KR38R LAB utilizes abstract music theory data extracted from composition analysis to generate music theory data block templates that encapsulate each composer’s unique style. Once an agreement is signed between DigiTrax and artists, the 'Artist Authorized' AI Training Template is generated by KR38R LAB under this license. These templates serve as foundational elements for music creation, allowing new music creators to remix and utilize them in KR38R PRO or other production tools, fostering diverse sonic landscapes. The authorized templates are accessible for purchase as downloadable content (DLC) through StudioPacks, SoundPacks, and MixPacks via the KR38R Marketplace.

The AI Training Model License framework aims to empower artists by enhancing their compatibility with the AI technology. DigiTrax AI technology transcends traditional neural network approaches to uphold copyright standards, and enable artists to monetize their works. Original composers are entitled to a 50% pro-rata publishing share in the ownership of the resulting intellectual properties.

Mr. Xiaojian Wang, Chairman and Chief Executive Officer of the Company expressed, “The launch of KR38R LAB underscores GDC’s ongoing commitment to advancing AI technology and its practical applications. We recognize that AI plays a major role in shaping the digital future and are dedicated to pioneering in this evolving field. Our goal is to contribute to the industry by creating solutions that are both innovative and applicable in real-world scenarios. We strive to make AI technology relevant and beneficial to stakeholders across various industries, while creating value for our shareholders.”

About GD Culture Group Limited

GD Culture Group Limited (the “Company”) (Nasdaq: GDC), is a Nevada holding company currently conducting business through its subsidiaries, AI Catalysis Corp. (“AI Catalysis”). The company plans to enter into the livestreaming market with focus on e-commerce and livestreaming interactive games through its wholly owned U.S. subsidiary, AI Catalysis, a Nevada corporation incorporated in May 2023. The Company’s main businesses include AI-driven digital human technology, live-streaming e-commerce business and live streaming interactive game. For more information, please visit the Company's website at https://www.gdculturegroup.com/.

About DigiTrax Entertainment, Inc.

DigiTrax Entertainment, Inc. is a music technology company that uses artificial intelligence to develop new ways of creating and experiencing music. The company has developed a patented AI process that leverages evolutionary algorithms trained on music theory as the key innovation of the KR38R platform. The platform leverages AI for new music creation and to help artists and music labels unlock additional value from existing content. DigiTrax Entertainment, Inc. is currently participating in the NVIDIA Inception and Intel AI Partner Programs. For more information, please visit: https://digitrax.ai/.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results.

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